UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2009

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The disclosure in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2009, RAIT Financial Trust, or RAIT, and Mr. Moses Marx entered into and closed on a securities purchase agreement with respect to RAIT’s purchase from Mr. Marx of $98.280 million aggregate principal amount of RAIT’s 6.875% Convertible Senior Notes due 2027, or the convertible notes, for a purchase price of $53.0 million. The purchase price consisted of (a) a $43.0 million 12.5% Senior Secured Note due 2014 issued by RAIT, or the senior secured note, and (b) $10.0 million in cash. RAIT also paid to Mr. Marx approximately $2.0 million of accrued and unpaid interest on the convertible notes through July 31, 2009. RAIT has arranged for the cancellation of these convertible notes.

The senior secured note bears interest at a rate of 12.5% per year. Interest accrues from July 31, 2009 and will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning October 15, 2009. The senior secured note matures on April 20, 2014 unless previously prepaid in accordance with its terms prior to such date. The senior secured note is fully and unconditionally guaranteed by two wholly owned subsidiaries of RAIT, or the guarantors: RAIT Asset Holdings II Member, LLC, or RAHM, and RAIT Asset Holdings II, LLC, or RAH2. RAHM is the sole member of RAH2 and has pledged the equity of RAH2 to secure its guarantee. RAH2’s assets consist of certain CDO notes payable issued by RAIT’s consolidated securitizations RAIT CRE CDO I, LTD., RAIT Preferred Funding II, LTD., Taberna Preferred Funding VIII, Ltd., and Taberna Preferred Funding IX, Ltd. The senior secured note is not convertible into equity securities of RAIT.

The maturity date of the senior secured note may be accelerated upon the occurrence of specified customary events of default, the satisfaction of any related notice provisions and the failure to remedy such event of default, where applicable. These events of default include: RAIT’s failure to pay any amount of principal or interest on the senior secured note when due; the failure of RAIT or any guarantor to perform any obligation on its or their part in any transaction document; and events of bankruptcy, insolvency or reorganization affecting RAIT or any guarantor.

The foregoing descriptions of the securities purchase agreement and the senior secured note do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits furnished as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

August 3, 2009	By:	/s/ Jack E. Salmon

Name: Jack E. Salmon
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of July 31, 2009 between RAIT Financial Trust and Mr. Moses Marx.
10.2	Senior Secured Note dated July 31, 2009 issued by RAIT Financial Trust, as payor, to Mr. Moses Marx, as payee.